Exhibit 99.1

Media Relations Contact:

Brian Ziel (408.658.1540)

brian.ziel@seagate.com

Investor Relations Contact:

Rod Cooper (408.658.1099)

rod.j.cooper@seagate.com

SEAGATE TECHNOLOGY REPORTS FISCAL SECOND QUARTER 2012
FINANCIAL RESULTS

CUPERTINO, CA — January 31, 2012 — Seagate Technology plc (NASDAQ: STX) today reported financial results for the quarter ended December 30, 2011. The company shipped 47 million disk drives and reported revenue of $3.2 billion, gross margin of 31.6%, net income of $563 million and diluted earnings per share of $1.28. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported net income of $581 million and diluted earnings per share of $1.32 for the quarter ended December 30, 2011.

For the six months ended December 30, 2011, the company reported revenue of $6.0 billion, gross margin of 26.0%, net income of $703 million and diluted earnings per share of $1.61. On a non-GAAP basis, which excludes the net impact of certain items, Seagate reported net income of $727 million and diluted earnings per share of $1.67. Seagate returned $151 million to shareholders in the form of a dividend and repurchased $191 million of Seagate ordinary shares which equates to approximately 13 million ordinary shares.

For a detailed reconciliation of non-GAAP to GAAP results, see accompanying financial tables.

Acquisition of Samsung’s Hard Disk Drive Assets

Seagate announced on December 19, 2011 the closing of the acquisition of the hard disk drive business of Samsung Electronics Co., Ltd. Related to this transaction, amortization of acquisition-related intangibles of $5 million (non-cash expense) is included in the GAAP basis net income for the fiscal second quarter and six months ended December 30, 2011.  For Seagate’s third fiscal quarter, which ends on March 30, 2012, it is expected that amortization of acquisition-related intangibles will be approximately $35 million.

Investor Communications

Seagate will hold a conference call to review its second fiscal quarter today at 2:00 p.m. Pacific Time. The conference call will consist of opening comments from Steve Luczo, CEO, followed by a question and answer session with the executive management team. During today’s conference call, the company will provide an outlook for its third and fourth fiscal quarters of 2012 and its view of the remainder of the calendar year, including key underlying assumptions.

Seagate has issued a Supplemental Commentary document. The Supplemental Commentary will not be read during today’s call, but rather it is available in the investor relations section of seagate.com.

Conference Call

The conference call can be accessed online at http://www.seagate.com/investors or by telephone as follows:

USA:  (866) 383-8108

International:  (617) 597-5343

Participant Passcode:  13482450

Replay

A replay will be available beginning today at approximately 6:00 p.m. Pacific Time. The replay can be accessed from seagate.com.

About Seagate

Seagate is the world leader in hard disk drives and storage solutions. Learn more at seagate.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, each as amended, including, in particular, statements about our plans, strategies and prospects and estimates of industry growth for the fiscal quarter ending December 30, 2011 and beyond. These statements identify prospective information and include words such as “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects” and similar expressions. These forward-looking statements are based on information available to the Company as of the date of this press release. Current expectations, forecasts and assumptions involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the Company’s control. In particular, the uncertainty in global economic conditions continues to pose a risk to the Company’s operating and financial performance as consumers and businesses may defer purchases in response to tighter credit and financial news. Such risks and uncertainties also include, but are not limited to, the impact of the variable demand and adverse pricing environment for disk drives, particularly in view of current business and economic conditions; dependence on the Company’s ability to successfully qualify, manufacture and sell its disk drive products in increasing volumes on a cost-effective basis and with acceptable quality, particularly the new disk drive products with lower cost structures; the impact of competitive product announcements; and possible excess industry supply with respect to particular disk drive products; the Company’s ability to achieve projected cost savings in connection with restructuring plans; the risk that we will incur significant incremental costs in connection with our recently executed transaction with Samsung Electronics Co., Ltd. ("Samsung") or that we will not achieve the benefits expected from such transaction; and significant disruption to the industry supply chain due to the severe flooding throughout parts of Thailand.

Information concerning risks, uncertainties and other factors that could cause results to differ materially from those projected in the forward-looking statements is contained in the Company’s Annual Report on Form 10-K and Form 10-K/A as filed with the U.S. Securities and Exchange Commission on August 17, 2011, and August 24, 2011 respectively, and in the Company’s Quarterly Report on Form 10-Q as filed with the U.S. Securities and Exchange Commission on October 27, 2011 which statements are incorporated into this press release by reference. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made.

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SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	December 30, 2011	July 1, 2011 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,825	$2,677
Short-term investments	407	474
Restricted cash and investments	93	102
Accounts receivable, net	1,627	1,495
Inventories	827	872
Deferred income taxes	99	99
Other current assets	522	706
Total current assets	5,400	6,425
Property, equipment and leasehold improvements, net	2,210	2,245
Goodwill	468	31
Other intangible assets	576	1
Deferred income taxes	376	374
Other assets, net	141	149
Total Assets	$9,171	$9,225
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,461	$2,063
Accrued employee compensation	255	199
Accrued warranty	218	189
Accrued expenses	438	452
Current portion of long-term debt	—	560
Total current liabilities	2,372	3,463
Long-term accrued warranty	183	159
Long-term accrued income taxes	75	67
Other non-current liabilities	151	121
Long-term debt, less current portion	2,925	2,952
Total Liabilities	5,706	6,762

Commitments and contingencies

Shareholders’ equity:
Total Shareholders’ Equity	3,465	2,463
Total Liabilities and Shareholders’ Equity	$9,171	$9,225

(a) The information in this column was derived from the Company’s audited Consolidated Balance Sheet as of July 1, 2011.

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share data)

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 30, 2011	December 31, 2010	December 30, 2011	December 31, 2010

Revenue	$3,195	$2,719	$6,007	$5,417

Cost of revenue	2,185	2,190	4,448	4,338
Product development	259	213	467	422
Marketing and administrative	141	102	245	206
Amortization of intangibles	2	1	3	2
Restructuring and other, net	3	7	3	11
Total operating expenses	2,590	2,513	5,166	4,979

Income from operations	605	206	841	438

Interest income	2	2	3	4
Interest expense	(58)	(46)	(127)	(92)
Other, net	9	13	(8)	(22)
Other expense, net	(47)	(31)	(132)	(110)

Income before income taxes	558	175	709	328
Provision for (benefit from) income taxes	(5)	25	6	29
Net income	$563	$150	$703	$299

Net income per share:
Basic	$1.32	$0.32	$1.66	$0.64
Diluted	1.28	0.31	1.61	0.61

Number of shares used in per share calculations:
Basic	427	469	424	470
Diluted	439	486	436	487

Cash dividends declared per share	$0.18	$—	$0.36	$—

SEAGATE TECHNOLOGY PLC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	For the Six Months Ended
	December 30, 2011	December 31, 2010
OPERATING ACTIVITIES
Net income	$703	$299
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	373	379
Share-based compensation	26	26
Loss on redemption of debt	5	24
(Gain) loss on sale of property and equipment	(14)	(3)
Deferred income taxes	(4)	27
Other non-cash operating activities, net	10	(6)

Changes in operating assets and liabilities:
Accounts receivable, net	(130)	9
Inventories	181	(51)
Accounts payable	(500)	243
Accrued employee compensation	56	(134)
Accrued expenses, income taxes and warranty	(34)	20
Other assets and liabilities	207	(81)
Net cash provided by operating activities	879	752

INVESTING ACTIVITIES
Acquisition of property, equipment and leasehold improvements	(361)	(560)
Purchases of short-term investments	(309)	(145)
Sales of short-term investments	260	96
Maturities of short-term investments	115	13
Change in restricted cash and investments	9	17
Cash used in acquisition of Samsung HDD assets and liabilities	(561)	—
Other investing activities, net	4	(1)
Net cash used in investing activities	(843)	(580)

FINANCING ACTIVITIES
Repayments of long-term debt and capital lease obligations	(594)	(362)
Net proceeds from issuance of long-term debt	—	736
Repurchases of ordinary shares	(191)	(305)
Proceeds from issuance of ordinary shares under employee stock plans	51	24
Dividends to shareholders	(154)	—
Net cash (used in) provided by financing activities	(888)	93

(Decrease) increase in cash and cash equivalents	(852)	265
Cash and cash equivalents at the beginning of the period	2,677	2,263
Cash and cash equivalents at the end of the period	$1,825	$2,528

Use of non-GAAP financial information

To supplement the condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP measures of net income and diluted net income per share, which are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP financial measures are provided to enhance the user’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes non-GAAP results provide useful information to both management and investors as these non-GAAP results exclude certain expenses, gains and losses that the Company believes are not indicative of its core operating results and because it is consistent with the financial models and estimates published by financial analysts who follow the Company.

These non-GAAP results are some of the primary measurements management uses to assess the Company’s performance, allocate resources and plan for future periods. Reported non-GAAP results should only be considered as supplemental to results prepared in accordance with GAAP, and not considered as a substitute for, or superior to, GAAP results. These non-GAAP measures may differ from the non-GAAP measures reported by other companies in the Company’s industry.

SEAGATE TECHNOLOGY PLC

ADJUSTMENTS TO GAAP NET INCOME AND DILUTED NET INCOME PER SHARE

(In millions, except per share amounts)

(Unaudited)

		For the Three Months Ended December 30, 2011	For the Six Months Ended December 30, 2011

GAAP net income		$563	$703
Non-GAAP adjustments:
Total operating expenses	(A)	25	19
Other expense, net	(B)	—	12
Provision for (benefit from) income taxes	(C)	(7)	(7)
Non-GAAP net income		$581	$727

Diluted net income per share:
GAAP		$1.28	$1.61

Non-GAAP		$1.32	$1.67

Shares used in diluted net income per share calculation		439	436

(A)

For the three months ended December 30, 2011, Total operating expenses on a GAAP basis totaled $2,590 million, while Non-GAAP Total operating expenses, which excludes the net impact of certain adjustments was $2,565 million. The non-GAAP adjustments include costs associated with the Samsung acquisition completed in December 2011, amortization expense of other intangible assets, an increase in expected exit costs related to certain leased facilities exited during the three months ended December 30, 2011, and an increase in reserves related to post-employment benefits related to existing restructuring plans.

For the six months ended December 30, 2011, Total operating expenses on a GAAP basis totaled $5,166 million, while Non-GAAP Total operating expenses, which excludes the net impact of certain adjustments was $5,147 million. The non-GAAP adjustments reflect the net impact from costs associated with the Samsung acquisition completed in December 2011, amortization expense of other intangible assets, adjustments to the expected exit costs related to certain leased and sub-leased facilities and an increase in reserves related to post-employment benefits related to existing restructuring plans, offset by the reversal of previously accrued litigation costs and a gain on the sale of a building.

(B)

For the six months ended December 30, 2011, Non-GAAP adjustments to Other expense, net on a GAAP basis was an expense of 132 million, which includes a $5 million loss related to the early retirement of $30 million of the principal amount of our 10% secured notes and a $7 million write-down of an equity investment. Excluding these items, non-GAAP other expense, net was $120 million.

(C)

For the three and six months ended December 30, 2011, Non-GAAP net income excludes $7 million discrete tax item for release of valuation allowance on U.S. deferred tax assets associated with increases in the Company’s forecasted U.S. taxable income.